YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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SEP ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/sep-acquis/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

SEP ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) R. Andrew White and Winston Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SEP ACQUISITION CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at a.m. Central Time, on , 2023 virtually via live webcast at **https://www.cstproxy.com/sep-acquis/2023**, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2023
This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/sep-acquis/2023

PROXY CARD

SEP ACQUISITION CORP. —

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ____________________.

Proposal 1 — The NTA Proposal — To consider and vote on an amendment (the "NTA Amendment") to the Amended and Restated Certificate of Incorporation of SEP Acquisition Corp. ("SEPA"), dated July 27, 2021, as amended on December 20, 2022 (the "Current Charter"), which amendment shall be effective, if adopted and implemented by SEPA, prior to the consummation of the proposed Business Combination, to remove from the Current Charter the redemption limitation contained under Section 9.2(a) of the Current Charter preventing SEPA from redeeming shares of SEPA's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), if it would have less than $5,000,001 of net tangible assets.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger (as it may be further amended or supplemented from time to time, the "Merger Agreement") with SEP Acquisition Holdings Inc., a Nevada corporation and a wholly-owned subsidiary of SEPA ("Merger Sub"), and SANUWAVE Health, Inc., a Nevada corporation ("SANUWAVE"), for the purposes set forth in the Merger Agreement (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, is collectively referred to as the "Business Combination"), and the transactions contemplated thereby, including the Business Combination, pursuant to which Merger Sub will merge with and into SANUWAVE, with SANUWAVE continuing as the surviving entity of the Business Combination and becoming a subsidiary of SEPA (the "Combined Company").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3 — The Charter Proposal — To consider and vote on a proposal to approve, in connection with the Merger Agreement, the replacement of the Current Charter with the proposed new Second Amended and Restated Certificate of Incorporation of SEPA (the "Proposed Charter") to be effective upon the filing with and acceptance by the Delaware Secretary of State, pursuant to which, among other things, the name of SEPA will be changed to "SANUWAVE Health, Inc." and certain blank check provisions will be removed from the Current Charter. The Charter Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the Charter Proposal will have no effect, even if approved by SEPA Stockholders.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposals 4 – 11 — The Organizational Documents Proposals — To consider and vote, on an advisory and non-binding basis, on eight (8) separate proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by Securities and Exchange Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. The Merger is not conditioned on the separate approval of the Organizational Documents Proposals (separate and apart from approval of the Charter Proposal).

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4 — To approve and adopt provisions in the Proposed Charter changing the Combined Company's corporate name from "SEP Acquisition Corp." to "SANUWAVE Health, Inc."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 5 — To approve and adopt provisions in the Proposed Charter that would remove certain language related to SEPA's status as a blank check company that will no longer apply upon the consummation of the Business Combination.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 6 — To approve and adopt provisions in the Proposed Charter to eliminate the dual-class structure such that the total number of authorized shares of all classes of stock will be 171,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 170,000,000 shares of Class A Common Stock, and (ii) 1,000,000 shares of preferred stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 7 — To approve and adopt provisions in the Proposed Charter to eliminate the classified SEPA Board structure such that all directors will be elected at each annual meeting of SEPA Stockholders for a term of one year.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 8 — To approve and adopt provisions in the Proposed Charter requiring the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then outstanding shares of capital stock of the Combined Company entitled to vote to remove a director for "cause."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 9 — To approve and adopt provisions in the Proposed Charter requiring the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then outstanding shares of capital stock of the Combined Company entitled to vote to adopt, amend, alter or repeal the SEPA Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 10 — To approve and adopt provisions in the Proposed Charter removing the ability of the holders of SEPA's Class B common stock, par value $0.0001 per share (the "Class B Common Stock"), to take action by written consent (given that the Combined Company will no longer have holders of Class B Common Stock).

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 11 — To approve and adopt provisions in the Proposed Charter removing the provision that waives the "corporate opportunity" doctrine.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 12 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of more than 20% of the issued and outstanding shares of Class A Common Stock and the resulting change in control in connection with the Business Combination, PIPE Investment, and transactions contemplated thereby.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 13 — The Incentive Plan Proposal — To consider and vote on a proposal to approve the SANUWAVE Health, Inc. 2023 Equity Incentive Plan (the "Incentive Plan"). The board of directors of SEPA (the "SEPA Board") intends to adopt the Incentive Plan, subject to approval from the SEPA Stockholders, effective immediately prior to the Closing, to be used by the Combined Company.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 14 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the SEPA Board that more time is necessary or appropriate to approve one or more Proposals at the Stockholder Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**__________________________________ **Date**______________, **2023**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.